SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The stockholders of AtriCure, Inc. (the “Company”) voted on three items at the Annual Meeting of Stockholders held on May 20, 2015:

1.	The election of nine directors to serve one-year terms expiring at the 2016 Annual Meeting and until their successors have been duly elected and qualified;

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

3.	An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Carrel	21,688,758	151,529	2,208,708
Mark A. Collar	20,808,833	1,031,454	2,208,708
Scott W. Drake	21,765,369	74,918	2,208,708
Michael D. Hooven	21,688,408	151,879	2,208,708
Richard M. Johnston	20,566,642	1,273,645	2,208,708
Elizabeth D. Krell, Ph.D.	20,804,633	1,035,654	2,208,708
Mark R. Lanning, C.P.A.	20,808,683	1,031,604	2,208,708
Karen P. Robards	21,518,203	322,084	2,208,708
Robert S. White	21,347,629	492,658	2,208,708

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 received the following votes:

For:	23,770,065
Against:	278,930
Abstain:	0
Broker Non-Votes:	0

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	12,010,634
Against:	9,446,281
Abstain:	383,372
Broker Non-Votes:	2,208,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: May 21, 2015	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer